SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2007

IBERIABANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Louisiana	0-25756	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501

(Address of Principal Executive Offices)

(337) 521-4003

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 17, 2007, the Board of Directors of IBERIABANK Corporation (the “Company”), upon the recommendation of the Compensation Committee, approved the adoption of the IBERIABANK Corporation Deferred Compensation Plan (the “Plan”). The effective date of the Plan is January 1, 2008. The following description of the Plan does not purport to be complete and is qualified in its entirety by Exhibit 10.1, which is incorporated herein by reference.

The Plan is intended to be a nonqualified deferred compensation plan that complies with the provisions of Section 409A of the Internal Revenue Code (the “Code”). The Plan provides a select group of management or highly compensated employees of the Company and certain of its subsidiaries and independent contractors (including directors) with the opportunity to defer the receipt of certain cash compensation. The obligations of the Company under the Plan will be general unsecured obligations of the Company to pay deferred compensation in the future to eligible participants in accordance with the terms of the Plan from the general assets of the Company.

Each participant may elect to defer under the Plan a portion of his or her cash compensation that may otherwise be payable in a calendar year. A participant’s compensation deferrals are credited to the participant’s bookkeeping account maintained under the Plan. A participant may elect to have the amounts credited to his or her account indexed against one or more investment funds, solely for purposes of determining amounts payable under the Plan. The Company is not obligated to actually invest any deferred amounts in those investment options.

With certain exceptions, deferred compensation obligations will be paid upon: (1) a fixed payment date, as elected by a participant; (2) a participant’s separation from service (including disability) with the Company or its subsidiaries; or (3) an unforeseeable emergency. A participant may generally elect that payments be made in a single sum or installments in the year specified by the participant or upon eligible retirement or disability, although payments will be made in the form of a single sum for all other distribution events and the Company may mandate payment in the form of a single sum in certain circumstances. Additionally, a participant may elect to receive payment upon a change in control event described in Section 409A(a)(2)(A)(v) of the Code. The deferred compensation obligations are not subject to redemption, in whole or in part, prior to the individual payment dates selected by the participant.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit 10.1	IBERIABANK Corporation Deferred Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

DATE: December 20, 2007	By:	/s/ Daryl G. Byrd
Daryl G. Byrd
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number
10.1	IBERIABANK Corporation Deferred Compensation Plan